                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MortgageIT Holdings, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement of our report dated March 28, 2005, relating to the consolidated financial statements of MortgageIT Holdings, Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
New York, New York

June 6, 2005